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                                   EXHIBIT 16


(ERNST & YOUNG LETTERHEAD)


January 18, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549



Ladies and Gentlemen:

We have read Item 4 of the Form 8-K dated January 18, 2002, of Conceptus, Inc. and are in agreement with the statements contained in the paragraphs (a)1)(i),
(ii), (iv) and (v) and paragraph (a) 3) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                    /s/ ERNST & YOUNG LLP